Exhibit 99.1

AmTrust Financial Services and Madison Dearborn Partners Enter Into Strategic Transaction for a

Portion of AmTrust’s U.S. Fee Businesses with a Total Enterprise Value of $1.15 billion

AmTrust to Receive Gross Cash Proceeds of Approximately

$950 Million to Support Organic Growth and Value Creation Opportunities

AmTrust Estimates Net Tangible Book Value(2)(3) and Net Book Value(3) to Increase

by approximately $6.00 per Share and $3.50 per Share, Respectively

Madison Dearborn Partners will have a 51% Equity Interest,

with AmTrust Retaining 49% Interest, Enabling Continued Participation in the Business’s Future Growth

Strategic Transaction Unlocks Value for AmTrust and Positions U.S. Fee Businesses

for Accelerated Growth

Demonstrates Value of AmTrust’s Retained Fee Business

NEW YORK, November 6, 2017 (GLOBE NEWSWIRE) – AmTrust Financial Services, Inc. (Nasdaq: AFSI) (the “Company” or “AmTrust”) and Madison Dearborn Partners (“MDP”), a private equity firm with significant insurance services expertise, today announced a definitive agreement under which AmTrust will transfer a 51% equity interest in certain of its U.S.-based fee businesses to MDP. The transaction values the business at $1.15 billion, plus up to an additional $50 million upon exit, subject to agreed thresholds.

Through a combination of MDP’s equity investment of approximately $210 million and debt borrowings by the new business, AmTrust will receive gross cash proceeds of approximately $950 million at closing, subject to post-closing purchase price adjustments, final tax and indebtedness calculations. AmTrust will also retain a 49% equity interest in the business, which will be accounted for under the equity method of accounting. AmTrust plans to use the net cash proceeds to continue to target an Operating ROE(1) of 12% to 15%, through organic growth and other capital allocation opportunities, including the optimization of its debt and capital structure, and considering alternative reinsurance arrangements. The U.S. fee businesses generated after-tax net income for AmTrust of approximately $53 million(4) in the LTM June 30, 2017 period, which the Company expects to offset with net investment income from investing the sale proceeds, as well as organic growth and operating returns generated from the higher capital base. AmTrust and MDP expect the existing premium generated by the U.S. fee businesses to continue to be supported by AmTrust’s underwriting platform. The Company expects these transferred fee businesses to produce approximately $750 - $800 million in gross written premium for AmTrust in 2018.

AmTrust estimates net tangible book value(2)(3) to increase by approximately $6.00 per share and net book value(3) to increase by approximately $3.50 per share (based on a share count of 195.8 million as of August 1, 2017) as a result of the transaction proceeds, subject to post-closing purchase price adjustments, and final tax and indebtedness calculations. As of June 30, 2017, there were goodwill and intangibles of approximately $482 million related to the transferred businesses that the Company expects will be deconsolidated from AmTrust’s balance sheet(5).

Under the agreement, AmTrust will have the opportunity to continue to be an important provider of insurance coverage related to the warranty and service contracts and the underwriter of the policies offered through the MGAs.

The fee-based businesses being acquired provide warranty and services contracts for the automotive, consumer products and specialty equipment industries, among others, and administer niche workers’ compensation and contractor liability coverage in the United States on behalf of AmTrust and other carriers. Collectively, these businesses have more than 1,500 employees, with additional corporate support employees who will join the new company. The portion of the U.S. fee businesses being sold will be part of a newly formed company that will be led by Stuart Hollander, who is currently President, Specialty Risk, North America at AmTrust and will become CEO of the new company.

The transaction excludes AmTrust’s European fee operations, AmTrust’s workers’ compensation assigned risk administration business, other fee businesses related to residual lines of business, and fee revenue generated from related parties or internal structuring.

The new company will operate under a new brand name, which will be announced at a later date.

Barry Zyskind, Chairman and Chief Executive Officer, AmTrust, said, “This transaction creates value for all parties. For AmTrust, it delivers on our stated objective to unlock the value of our Fee Businesses, while also enabling AmTrust to participate in the future success of the new company and ongoing upside as a significant shareholder. The transaction also aligns with our recent initiatives to further strengthen our balance sheet and simplify our organization, and provides us with capital to support AmTrust’s meaningful organic growth opportunities. As a deconsolidated business, we believe this portion of the U.S. Fee Businesses will be better able to pursue its growth avenues. We believe this transaction also demonstrates the value of the fee businesses in the U.S. and internationally that AmTrust is retaining.”

Adam Karkowsky, Executive Vice President and Chief Financial Officer, AmTrust, said, “The U.S.-based Fee Business is a market leader with a talented and experienced team who has cultivated a strong, growth-oriented culture, premier partnerships and numerous expansion and acquisition opportunities. MDP is a strong partner with deep insurance services expertise. MDP shares our vision for success and ongoing value creation, and has a strong commitment to our business partners, customers, and employees. We remain committed to supporting these businesses and our customers through our underwriting platform, products and services, as evidenced by the significant ownership stake we have retained in the new structure. We are very excited about the prospects of this business in its new form.”

“We are excited to partner with AmTrust and form this new company and have it be a part of our portfolio of leading insurance services providers,” said Vahe Dombalagian, a Managing Director on the MDP Financial & Transaction Services team. “MDP has extensive experience investing in this market sector and a proven track record of successfully managing corporate carve-outs. We will utilize our resources and expertise to sharpen the new company’s focus on accelerated product innovation and market expansion, unleashing the business’s full potential, and obtain synergies inherent in the business, creating more opportunities for employees and deepening our client-partner relationships. We look forward to great success working together with AmTrust and the new company’s executive team.”

MDP has a long history of successfully investing in companies in the insurance sector and partnering with them to accelerate growth and achieve significant long-term value appreciation. The firm’s notable investments in this sector include NFP Corp., Ardonagh, and Nevada Investments Topco Limited.

Pro Forma AmTrust: A Leading Multinational Property & Casualty Insurance Company

Mr. Zyskind said, “Since our founding 19 years ago, AmTrust has grown into a premier multinational property and casualty insurer and the 15th largest property and casualty writer in the United States. We look forward to continue creating value for our shareholders, partners and customers through operational excellence and building on our core strengths.”

Following the close of the transaction, AmTrust will remain a leading multinational insurance company with approximately 7,400 employees focused on serving small commercial businesses, lower risk industry classes and profitable niche opportunities.

The agreement with MDP announced today is consistent with a number of strategic initiatives undertaken by AmTrust in 2017 to support strong financial performance and position the Company for long-term value creation. These strategic initiatives include a capital raise of $300 million in May 2017 and the sale of the personal lines policy management system developed for National General Holdings for $200 million in September 2017.

Approvals and Closing Timeline

The transaction has been approved by AmTrust’s Board of Directors. It is expected to close in the first half of 2018, subject to customary closing conditions and regulatory approvals.

Advisors

BofA Merrill Lynch is serving as financial advisor to AmTrust in connection with the transaction, and Debevoise & Plimpton LLP is legal counsel. Kirkland & Ellis LLP is acting as legal advisor to MDP.

AmTrust Supplemental Presentation

A supplemental slide presentation on the transaction is available on the investor relations section of AmTrust’s website at http://ir.amtrustfinancial.com/presentations.cfm. This supplemental slide presentation includes reconciliations for the non-GAAP measures referenced in this press release.

About Madison Dearborn Partners, LLC

Madison Dearborn Partners, LLC (MDP), based in Chicago, is a leading private equity investment firm in the United States. Since MDP’s formation in 1992, the firm has raised seven funds with aggregate capital of approximately $23 billion and has completed approximately 130 investments. MDP is currently investing out of its most recent fund, $4.4 billion MDCP Fund VII, in businesses across a broad spectrum of industries, including financial and transaction services; basic industries; business and government services; health care; and telecom, media and technology (TMT) services. For more information, please visit http://www.mdcp.com.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated “A” (Excellent) by A.M. Best. AmTrust is included in the Fortune 500 list of largest companies. For more information about AmTrust visit www.amtrustfinancial.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of these references in this news release include, but are not limited to, the anticipated timing of required regulatory approvals and completion of conditions to close, discussions regarding anticipated growth and value creation opportunities, estimated increases in net investment income and reductions in revenue, projected ROE(1), projected increase in book value per share and tangible book value per share(2), production of gross written premium in 2018 and expected timing of realization of operating returns. Actual results may differ materially from those projected. The projections and statements in this news release speak only as of the date of this release, and neither AmTrust nor MDP undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Additional information about the general risk factors that could cause AmTrust’s actual results to differ materially from those projected is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

(1)

References to operating earnings attributable to AmTrust common stockholders (“Operating Earnings”) and operating ROE are non-GAAP financial measures. Operating Earnings is defined by the Company as net income attributable to AmTrust common stockholders less net realized gain on investments, non-cash amortization of intangible assets, non-cash interest on convertible senior notes, foreign currency loss, gain resulting from decrease in ownership of equity investment in unconsolidated subsidiaries (related party), gain or loss on acquisitions or dispositions, one time retroactive reinsurance premium payment and associated claims monitoring fee at net present value in 2017, unfavorable prior year reserve development under the ADC and related deferred gain on retroactive reinsurance in 2017 and the income tax impact on certain of these aforementioned adjustments. Operating Earnings should not be considered an alternative to net income. Operating ROE is defined by the Company as Operating Earnings divided by the average common equity for the period and should not be considered an alternative to return on common equity. The Company believes ROE is a more relevant measure of the Company’s profitability because it contains the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. The Company’s measure of ROE may not be comparable to similarly titled measures used by other companies.
(2)	References to Tangible Book Value and Tangible Book Value per share are non-GAAP financial measures. Tangible Book Value is calculated as stockholders’ equity less goodwill and other intangible assets. Tangible Book Value per share is Tangible Book Value (defined above) divided by the common shares outstanding as of August 1, 2017 of approximately 195.8 million shares. We believe that these measures enable investors to evaluate the ongoing performance of the Company without regard to transactional activities and purchase accounting. The Company’s measure of tangible book value and tangible book value per share may not be comparable to similarly titled measures used by other companies. Refer to our supplemental presentation for a reconciliation to the most directly comparable GAAP measures.
(3)	AmTrust assumes an estimated tax liability of $100 million associated with this transaction, subject to variability.
(4)	Presented on a non-GAAP basis and adjusted from the U.S. Fee Businesses’ GAAP carve-out financial statements. Refer to our supplemental presentation for a reconciliation of the after tax net income impact to AmTrust as well as a reconciliation of certain other non-GAAP measures to GAAP.
(5)	Estimate of goodwill and intangibles based on GAAP carve-out financials, as of June 30, 2017, for the portion of the U.S. Fee Businesses being sold, subject to change based on a disposition valuation analysis.

For more information, please contact:

AmTrust Financial Services

Chaya Cooperberg

Chief Communications Officer & SVP Corporate Affairs

chaya.cooperberg@amtrustgroup.com

646.458.3332

Abernathy MacGregor for Madison Dearborn Partners

Chuck Dohrenwend or Kate Murray

cod@abmac.com

ksm@abmac.com

212-371-5999